Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the below listed registration statements of our report dated March 3, 2025, relating to the financial statements of Brighthouse Life Insurance Company appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

Form S-3:
No. 333-262390
No. 333-263492
No. 333-263495
No. 333-268427
No. 333-268618
No. 333-276468
No. 333-276469
No. 333-276470
No. 333-276599
No. 333-276762
No. 333-276763
No. 333-279302

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
March 3, 2025